EXHIBIT 21
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REGISTRANT'S SUBSIDIARIES
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The following list sets forth the subsidiaries of Registrant, the state or country of incorporation or organization of each, and the names under which the subsidiaries do business. All of the listed subsidiaries are included in the consolidated financial statements of the Registrant. Unless otherwise indicated, all the subsidiaries are wholly-owned by the Registrant either directly or indirectly through one or more intermediaries.


COMPANY NAME                            JURISDICTION                 OWNERSHIP
____________                            ____________                 _________

 Molex S.A. de C.V.                     Mexico                       100.0%
 Molex Industrial Ventures Inc.         Delaware, U.S.A.             100.0%
 Cardell Corporation                    MI, U.S.A.                   100.0%
  Delaware Gold Investment Co.          MI, U.S.A.                   100.0%
  Cardell USVI International Sales Cor  USVI                         100.0%
  Cardell GmbH                          Germany                      100.0%
 Molex Connector Corp.                  Delaware, U.S.A.             100.0%
  (FORMERLY MOLEX SALES & LEASING COMPANY)
 Molex Caribe Inc.                      Delaware, U.S.A.             100.0%
 Molex International, Inc.              Delaware, U.S.A.             100.0%
  Ulti-Mate, Inc.                       California, U.S.             100.0%
  Molex Brazil Ltda.                    Brazil                       100.0%
  Molex Electronics Ltd.                Canada                       100.0%
  Dongguan Molex South-China
   Connector Co. Ltd.                   China (P.R.C.)                95.0%
  Molex (Shanghai) Co., Ltd.            China (P.R.C.)               100.0%
  Molex Interconnect (Shanghai)
   Co., Ltd.                            China 3 (P.R.C.)             100.0%
  Molex Switch SA                       France                       100.0%
  Molex Holding GmbH                    Germany                      100.0%
   Molex Slovakia Management            Germany                      100.0%
   Molex Elektronik GmbH                Germany                      100.0%
   Molex Services GmbH                  Germany                      100.0%
   Molex GmbH                           Germany                       93.33%
  Molex Slovakia A.S.                   Slovakia                     100.0%
  Molex Hong Kong/China Ltd.            Hong Kong                    100.0%
  Molex (India) Ltd.                    India                         95.0%
  Mafatial Micron                       India                         51.0%
  Molex Italia S.p.A.                   Italy                        100.0%
  Zetronic S.p.A.                       Italy                        100.0%
  Molex-Japan Co., Ltd.                 Japan                        100.0%
  Molex (Malaysia) Sdn. Bhd.            Malaysia                     100.0%
  MEC Malaysia JV                       Malaysia                      49.0%
  Molex B.V.                            Netherlands                  100.0%
  Molex European Distribution
   Center B.V.                          Netherlands                  100.0%
  Molex Interconnect AG (MIAG)          Netherlands                  100.0%
   Molex Deutschland GmbH               Germany                      100.0%
  Moltech                               Poland                        48.0%
  Molex Far East-South Management
   Pte. Ltd.                            Singapore                    100.0%
  Molex Singapore Pte. Ltd.             Singapore                    100.0%
  Moltes s.r.o.                         Slovak Republic               48.0%
  Sylex s.r.o.                          Slovak Republic               45.0%
  Molex South Africa (Pty.) Ltd.        South Africa                  87.0%
  Molex Korea Co., Ltd.                 South Korea                  100.0%
  Molex Svenska A.B.                    Sweden                       100.0%
  Molex Ireland Ltd.                    Ireland                      100.0%
   Modular Automation (Molex) Ltd.      Ireland                      100.0%
   Smithstown Light Engineering Ltd.    Ireland                       50.0%
  Molex Taiwan Ltd.                     Taiwan (R.O.C.)              100.0%
  Molex (Thailand) Ltd.                 Thailand                      94.75%
  Molex Electronics Ltd.                United Kingdom               100.0%
 Mod-Tap W Corp.                        Delaware, U.S.A.             100.0%
  Mod-Tap NA Corp.                      Massachusetts, U.S.A.        100.0%
  Molex Premise Networks SARL           France                       100.0%
  Molex Premise Networks Limited        United Kingdom               100.0%
  Mod-Tap (Australia) Pty. Limited      Delaware, U.S.A.             100.0%
   Molex Premise Networks Pty Ltd       Australia                    100.0%
  Mod-Tap GmbH                          Germany                      100.0%
  Mod-Tap Japan Limited                 Delaware, U.S.A.             100.0%
  Mod-Tap Far East Limited              Delaware, U.S.A.             100.0%
  MPN EE sp z.o.o.
   (f/k/a MOD-TAP POLAND SP Z)          Poland                       100.0%
  Molex Premise Networks sp z.o.o.      Poland                       100.0%
  Molex Premise Networks Asia Limited   Hong Kong                    100.0%